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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Citigroup Inc.:

We consent to the incorporation by reference in the Registration
Statement on Form S-3 ("Registration Statement") of Citigroup Inc. (formed as a result of the merger between Travelers Group Inc. and Citicorp which has been accounted for as a pooling of interests) of our report dated October 8, 1998, with respect to the supplemental consolidated statement of financial position of Citigroup Inc. and subsidiaries ("Citigroup") as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and the related supplemental financial statement schedule, which report appears in the Current Report on Form 8-K dated October 26, 1998 of Citigroup and to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ KPMG Peat Marwick LLP

New York, New York
December 15, 1998